UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006, January 21, 2007 and January 30, 2007

MEDICOR LTD.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50442	14-1871462
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

4560 South Decatur Boulevard, Suite 300,

Las Vegas, NV 89103

(Address of Principal Executive Offices)

(702) 932-4560

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K filed on May 1, 2006 (as amended on May 1, 2006 (the “May 8-K”)), on April 26, 2006, MediCor Ltd. (the “Company”) entered into a Securities Purchase Agreement, dated as of April 26, 2006 (the “Securities Purchase Agreement”), with Silver Oak Capital, L.L.C., in its capacity as collateral agent (the “Collateral Agent”), and Silver Oak Capital, L.L.C., HFTP Investment L.L.C., GAIA Offshore Master Fund, Ltd. and Portside Growth and Opportunity Fund (the “Original Purchasers”).  Pursuant to the terms of the Securities Purchase Agreement, on April 26, 2006, the Company issued to the Original Purchasers senior secured convertible notes (the “Notes”) in an original aggregate principal amount of $50 million and granted warrants (the “Warrants”) to purchase up to 3,125,000 shares of the Company’s common stock at a price of $4.50 per share for an aggregate purchase price of $50 million.  A description of the terms of the original transaction relating to the Notes and the Warrants can be found in the May 8-K and is incorporated herein by reference.

On January 30, 2007, the Company and certain of its subsidiaries entered into an Amendment to Certain Transaction Documents, dated as of January 30, 2007 (the “Amendment”), with the Collateral Agent, and Silver Oak Capital, L.L.C., HFTP Investments LLC, Promethean II Master, L.P., GAIA Offshore Master Fund, Ltd. and Portside Growth and Opportunity Fund, the current holders of the Notes (the “Purchasers”).

Pursuant to the terms of the Amendment, the Purchasers agreed to increase the outstanding principal amount of the Notes by an aggregate amount of $800,000.  The Company has agreed to use the proceeds of such additional advances to  fund payroll expenses, pay the fees of Alvarez & Marsal (see below) and pay certain other expenses.  The Amendment further amended the Notes such that (i) the principal amount of the Notes now carries interest at a per annum interest rate equal to 16.00% (provided, however, that on any interest payment date, any portion of interest due in excess of the sum of (a) the three-month LIBOR rate in effect two business day preceding such interest payment date and (b) 6.00% may be paid by an increase in the then outstanding amount of the Notes) and (ii) the maturity date of the Notes is now January 31, 2008. In addition, in connection with the Amendment, the Purchasers declared the Company in default under the Notes for failure to effect the pledge of certain assets, and exercised their right under the Notes to increase the principal balance of the Notes by 20%, or $10 million, to $60 million.  This default and its consequences are described more fully in Item 2.04 of this Current Report.  As a result of these increases, the aggregate principal amount of the Notes is now $60.8 million.

Pursuant to a Guarantee and Collateral Agreement, dated as of April 26, 2006 (the “Guarantee Collateral Agreement”), among the Company and certain of its subsidiaries (the “Guarantors”) in favor of the Collateral Agent, for the benefit of the Collateral Agent, the holders of the Notes and the other secured parties referred to therein, the Notes are secured by substantially all of the Company’s assets and all of the assets of the Guarantors.  The Amendment causes the capital stock of two additional subsidiaries, MediCor Latin America S.A. de C.V. and MediCor Europe Holdings ApS, to be pledged to secure the Company’s and the Guarantors’ obligations under the Guarantee and Collateral Agreement.

In addition, on January 30, 2007, the Purchasers purchased from the Company’s subsidiary, Eurosilicone SAS (“Eurosilicone”), promissory notes (the “Eurosilicone Notes”) in an aggregate outstanding principal amount of $700,000.  The Eurosilicone Notes bear interest at 16% per annum, have a maturity date of February 13, 2007 and are guaranteed by the Company to the Collateral Agent and the Purchasers pursuant to the Amendment.  Moreover, on January 30, 2007, the Company and Eurosilicone entered into an Agreement Relating to Note Issue by Eurosilicone SAS, dated January 30, 2007 (the “Eurosilicone Agreement”), with the Collateral Agent and the Purchasers, which provides each holder of the Eurosilicone Notes with the right, at its election, to convert the outstanding principal amount of the Eurosilicone Notes held by it, together with all accrued but unpaid interest thereon, into the Company’s common stock on the same terms and conditions of the Notes (except at a conversion price of $2.00).

In connection with the transactions described above, on January 29, 2007, the Company and certain of its subsidiaries engaged Alvarez & Marsal, LLC and Alvarez & Marsal Europe Ltd (collectively “Alvarez & Marsal”) as their restructuring advisor.  Concurrently therewith, the Company appointed Dennis Stogsdill, Managing Director of Alvarez & Marsal, as its chief restructuring officer.  Alvarez & Marsal will perform a financial review of the Company, develop a cash flow analysis and assess the current liquidity position of the Company, assist in the identification of cost reduction and operations improvement opportunities, assist in developing possible restructuring plans or strategic alternatives and serve as the principal contact with the Company’s creditors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the terms of a Registration Rights Agreement, dated as of April 26, 2006 (the “Registration Rights Agreement”), among the Company and the Original Purchasers, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement for the purpose of registering for resale all of the shares of the Company’s common stock issuable upon conversion of the Notes or exercise of the Warrants, and to have the SEC declare such registration statement effective no later than January 21, 2007 (the “Effectiveness Deadline”).  The Company has filed a registration statement (File No. 333-133902) covering the resale such common stock, but the registration statement was not declared effective by the SEC by the Effectiveness Deadline.

The failure of the Company to comply with this provision of the Registration Rights Agreement in all material respects triggers a 10-day cure period during which the registration statement can be declared effective before triggering an event of default under the Notes (an “Event of Default”).   If an Event of Default were to occur and continue, the holders of a majority of the principal amount of the Notes then outstanding may, upon written notice to the Company, (i) declare all the principal then outstanding together with the interest with respect to such principal and all other amounts owing or payable under all the Notes immediately due and payable, and (ii) exercise any and all rights and available to the holders under the Notes at law or in equity.  Furthermore, in the event that Note holders were to accelerate the Company’s indebtedness under the Notes and the Company was unable to repay such indebtedness, this could trigger an event of default under the credit facility between the Company’s subsidiary, ES Holdings SAS, and BNP Paribas, which, after the satisfaction of certain conditions including the expiration of a 15 working day cure period, would entitle the banks to accelerate the indebtedness thereunder.

In addition, the failure to have the registration statement declared effective by the SEC on or prior to the date that is 45 days after the Effectiveness Deadline will constitute a triggering event under the Notes (a “Triggering Event”).  If a Triggering Event were to occur, each Note holder will have the option to require the Company to redeem all or a portion of the principal amount of such holder’s Note at a price equal to the sum of (i) 120% of such principal plus (ii) the interest amount with respect to such principal.

Furthermore, pursuant to the terms of the Notes, the Company was required to pledge certain assets relating to its acquisition of Nagor Limited no later than June 27, 2006.  The Company failed to timely effect such pledge, which constitutes both an Event of Default and a Triggering Event under the terms of the Notes.  Pursuant to the Amendment, the Note holders increased the principal balance as described above in Item 1.01 of this Current Report, and the Company has agreed to effect such pledge by February 1, 2007.  After the pledge has been effected, the related Event of Default will no longer be continuing.

The Company is currently in discussions with the holders of the Notes with respect to the noncompliance with the Registration Rights Agreement and the Notes with a view toward obtaining a waiver of the current non-compliance.  There can be no assurance that the Company will be able to negotiate a waiver or that such a waiver will be on terms acceptable to the Company.  If the Company is unable to obtain a waiver from the holders, it could have a material adverse effect on the Company’s financial position.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02.

The amendment to the Notes and the sale of Eurosilicone Notes were effected in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Section 3(a)(9) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICOR LTD.

Dated: January 31, 2007	By:	/s/ Theodore R. Maloney
Theodore R. Maloney
Chief Executive Officer